UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

Prudential Bancorp, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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FOR IMMEDIATE RELEASE

Fulton Media Contact: Laura Wakeley (717) 291-2616 Fulton Investor Contact: Matt Jozwiak (717) 327-2657 Prudential Contact: Jack E. Rothkopf (215) 755-1500

Fulton Financial Corporation Receives Regulatory Approvals for

Prudential Bancorp, Inc. Acquisition

(May 23, 2022) – Lancaster and Philadelphia, PA – Fulton Financial Corporation (NASDAQ: FULT) (“Fulton”) is pleased to announce that both the Federal Reserve Bank of Philadelphia and the Pennsylvania Department of Banking and Securities have approved the respective applications by Fulton to acquire Prudential Bancorp, Inc. (NASDAQ: PBIP) (“Prudential”) and, indirectly, to acquire Prudential Bank, located in Philadelphia.

“These regulatory approvals mark an important milestone in this acquisition, which will further strengthen Fulton’s presence in the Philadelphia region,” said E. Philip Wenger, Fulton’s Chairman and CEO. “With these approvals, we remain on track to bring our talented teams together to help even more customers and communities in Philadelphia achieve financial success.”

The proposed acquisition in which Prudential will merge with and into Fulton in a stock and cash transaction was publicly announced on March 2, 2022, and remains subject to the approval of Prudential shareholders. A special meeting of Prudential shareholders to vote on the merger is scheduled to be held virtually via the Internet on Wednesday, June 15, 2022, at 11:00 a.m., eastern time.

The transaction is expected to close in the third quarter of this year after receipt of Prudential shareholder approval and satisfaction of the closing conditions described in the Agreement and Plan of Merger by and between Prudential and Fulton (the “Merger Agreement”). Following the closing, Prudential Bank will be merged into Fulton’s bank subsidiary, Fulton Bank, N.A. (“Fulton Bank”). The bank merger is expected to occur in the fourth quarter of this year. Fulton Bank’s application for approval of the bank merger was submitted to the Office of the Comptroller of the Currency on April 25, 2022, and is currently pending.

Fulton, the bank holding company for Fulton Bank (www.fultonbank.com), with consolidated assets of approximately $26 billion, provides financial services through 200 financial centers in Pennsylvania, Delaware, Maryland, New Jersey and Virginia. Prudential is the bank holding company for Prudential Bank (www.psbanker.com), a Pennsylvania-chartered savings bank with assets of approximately $1.0 billion. Prudential conducts business from its headquarters and main office in Philadelphia, as well as seven additional full-service financial centers in Philadelphia, and one each in Drexel Hill, Delaware County and Huntingdon Valley, Montgomery County, Pennsylvania.

Additional information about the merger transaction and the Merger Agreement is available in a Current Report on Form 8-K filed by Fulton with the U.S. Securities and Exchange Commission (the “SEC”) on March 2, 2022, as well as in the proxy statement/prospectus filed May 9, 2022.

Safe Harbor Statement

This communication contains certain forward-looking information about Fulton, Prudential, and the combined company after the close of the merger and the bank merger that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. Such statements involve inherent risks, uncertainties and contingencies, many of which are difficult to predict and are generally beyond the control of Fulton, Prudential and the combined company. Readers are cautioned that a number of important factors could cause actual results to differ materially from those expressed in, or implied or projected by, such forward-looking statements.

Forward-looking statements can be identified by the use of words such as “may,” “should,” “will,” “could,” “estimates,” “predicts,” “potential,” “continue,” “anticipates,” “believes,” “plans,” “expects,” “future,” “intends,” “projects,” the negative of these terms and other comparable terminology. These forward-looking statements include, but are not limited to, statements regarding the outlook and expectations of Fulton and Prudential with respect to the merger, the strategic benefits and financial benefits of the merger, including the expected impact of the transaction on Fulton’s future financial performance (including anticipated accretion to earnings per share and other metrics), and the timing of the closing of the transaction.

Forward-looking statements are neither historical facts, nor assurance of future performance. Instead, the statements are based on current beliefs, expectations and assumptions regarding the future of the businesses of Fulton and Prudential, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the control of either Fulton or Prudential, and actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not unduly rely on any of these forward-looking statements.

All forward-looking statements included in this communication are based on information available at the date hereof. Pro forma, projected and estimated numbers are used for illustrative purposes only and are not forecasts, and actual results may differ materially. Fulton and Prudential are under no obligation to (and expressly disclaim any such obligation to) update or alter these forward-looking statements, whether as a result of new information, future events or otherwise except as required by law.

Forward-looking statements contained in this communication are subject to, among others, the following risks, uncertainties and assumptions:

•

the possibility that the anticipated benefits of the transaction, including anticipated cost savings and strategic gains, are not realized when expected or at all, including as a result of the impact of, or challenges arising from, the integration of Prudential into Fulton or as a result of the strength of the economy, competitive factors in the areas where Fulton and Prudential do business, or as a result of other unexpected factors or events;

•

the timing and completion of the merger transaction is dependent on the satisfaction of customary closing conditions contained in the Merger Agreement, including approval by Prudential shareholders, which cannot be assured, the satisfaction of certain other conditions that are specific to this transaction, and various factors that cannot be predicted with precision at this point;

•	the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the Merger Agreement;

•	potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the merger;

•	the outcome of any legal proceedings related to the merger which may be instituted against Fulton or Prudential;

•

unanticipated challenges or delays in the integration of Prudential’s business into Fulton’s business and or the conversion of Prudential’s operating systems and customer data onto Fulton’s may significantly increase the expense associated with the merger; and

•	other factors that may affect future results of Fulton and Prudential.

These forward-looking statements are also subject to the “Risk Factors” as well as other principal risks and uncertainties applicable to the respective businesses and activities of Fulton and Prudential that are disclosed in Fulton’s Annual Report on Form 10-K for its fiscal year ended December 31, 2021, in its Quarterly Report on Form 10-Q for the quarter-ended March 31, 2022, and in other documents Fulton files with the SEC, and in Prudential’s Annual Report on Form 10-K, as amended, for its fiscal year ended September 30, 2021, in its Quarterly Report on Form 10-Q for the quarter-ended December 31, 2021, in its Quarterly Report on Form 10-Q for the quarter-ended March 31, 2022, and in other documents Prudential files with the SEC. Fulton’s and Prudential’s SEC filings are accessible on the SEC website at www.sec.gov.

Additional Information About the Proposed Merger and Where to Find It

Fulton filed a registration statement (Registration Number 333-264399) with the SEC under the Securities Act of 1933, as amended, which includes a proxy statement/prospectus and other relevant documents in connection with the proposed merger. The registration statement was declared effective by the SEC on May, 5, 2022. Prudential shareholders are urged to read the proxy statement/prospectus carefully, including any amendments or supplements to it. These documents contain important information about the proposed merger.

The proxy statement/prospectus and any other documents Fulton and Prudential have filed and will file with the SEC may be obtained free of charge at the SEC’s website www.sec.gov. In addition, copies of the documents Fulton has filed or will file with the SEC may be obtained free of charge by contacting Matt Jozwiak, Fulton Financial Corporation, One Penn Square, P.O. Box 4887, Lancaster, PA 17604; and copies of the documents Prudential has filed or will file with the SEC may be obtained free of charge by contacting Jack E. Rothkopf, Prudential Bancorp, Inc., 1834 West Oregon Avenue, Philadelphia, PA 19145.

Participants in the Solicitation

The directors, executive officers, and certain other members of management and employees of Fulton and Prudential may be deemed to be participants in the solicitation of proxies from Prudential shareholders in favor of the proposed merger under the rules of the SEC. Information regarding the interests of directors and executive officers of Prudential in the merger is included in the proxy statement/prospectus and the other relevant documents filed with the SEC. Free copies of this document may be obtained as described in the preceding paragraph.